SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): March 15, 1996




                                    TMS, INC.
             (Exact name of registrant as specified in its charter)




   Oklahoma                        0-18250                      91-1098155
(State or other                  (Commission                 (I.R.S. Employer
 jurisdiction of                  File Number)              Identification No.)
 incorporation or
 organization)



        206 West Sixth Avenue
            P.O. Box 1358
        Stillwater, Oklahoma                                       74074
(Address of Principal Executive Offices)                         (Zip Code)


                                 (405) 377-0880
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

     On March 15, 1996, the registrant, TMS, Inc. (the "Registrant"), completed the merger (the "Merger") of its wholly-owned subsidiary SCC Acquisition Corp., an Oklahoma corporation ("SAC") with and into Sequoia Computer Corporation, a California corporation ("Sequoia"). The Merger was effected pursuant to the terms of an Amended Plan of Reorganization and Agreement of Merger by and among the Registrant, Sequoia, SAC and Dana R. Allen dated November 7, 1995. In the Merger each share of Sequoia's common stock (the "Sequoia Stock") issued and outstanding immediately prior to March 15, 1996, the effective date of the Merger (the "Effective Date"), was converted into the right to receive 2.837 shares of the Registrant's common stock, par value $.05 per share (the "TMS Common Stock"). At the Closing of the Merger, the Registrant issued 3,643,220 shares of TMS Common Stock in exchange for all 1,284,180 shares of Sequoia Stock issued and outstanding. Upon the Effective Date, options to purchase 588,656 shares of Sequoia Stock (the "Sequoia Options") were also converted entitling the holders thereof to purchase 2.837 shares of TMS Common Stock for each share of Sequoia Stock (an aggregate of 1,670,018 shares of TMS Common Stock) purchasable under such options at an exercise price equal to 35.24% of the exercise price thereunder. As a consequence of the Merger, the former Sequoia shareholders own approximately 30.1% of the issued and outstanding shares of TMS Common Stock (without giving effect to the possible exercise of outstanding Sequoia Options).

     The Merger was accounted for as a "pooling of interests" for accounting and financial reporting purposes.

     Prior to the Merger, there were no material relationships between Sequoia and its shareholders, and the Registrant, or any of its affiliates, directors or officers or any associates of such directors or officers.

Item 7. Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired.

          The  following financial statements of Sequoia are submitted herewith:

          1.   Independent Auditors' Report

          2. Balance Sheets as of November 30, 1995 (Unaudited), and August 31, 1995 and 1994

          3. Statements of Earnings, Three Months ended November 30, 1995 and 1994 (Unaudited), and Years ended August 31, 1995 and 1994

          4. Statements of Shareholders' Equity, Three Months ended November 30, 1995 (Unaudited), and Years ended August 31, 1995 and 1994

          5. Statements of Cash Flows, Three Months ended November 30, 1995 and 1994 (Unaudited), and Years ended August 31, 1995 and 1994

          6.   Notes to Financial Statements

     (b)  Pro forma financial information.

          The  following pro forma financial statements are submitted herewith:

          1.   Unaudited  Pro Forma  Combined  Balance  Sheet as of November 30,
               1995.

          2. Unaudited Pro Forma Combined Statement of Operations for the Three Months ended November 30, 1995.

          3. Unaudited Pro Forma Combined Statement of Operations for the Year Ended August 31, 1995.

          4. Unaudited Pro Forma Combined Statement of Operations for the Year ended August 31, 1994.

          5. Unaudited Pro Forma Combined Statement of Operations for the Year Ended August 31, 1993.

          6.   Notes to Unaudited Pro Forma Combined Financial Statements.

     (c)  Exhibits.

          The  following exhibits are filed with this report:

                         Exhibit No. Name of Exhibit

          2.1 Plan of Reorganization and Agreement of Merger (the "Merger Agreement") dated November 7, 1995, by and among TMS, Inc., SCC Acquisition Corp., Sequoia Computer Corporation and Dana R. Allen (incorporated herein by reference to Exhibit 2.1 to the Registrant's Form S-4 Registration Statement No. 33-64649 (the "Form S-4")).

          2.2 Amendment No. 1 to the Merger Agreement (incorporated herein by reference to Exhibit 2.2 to the Form S-4).

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          REGISTRANT:

                                          TMS, INC.


 Date:  March 29, 1996                    By:  /s/ Maxwell  Steinhardt
                                              --------------------------
                                              Maxwell Steinhardt, President

                          INDEX TO FINANCIAL STATEMENTS


Sequoia Computer Corporation (dba Sequoia Data Corporation):

     Independent Auditors' Report

     Balance Sheets as of November 30, 1995 (Unaudited), and August 31, 1995 and 1994

     Statements of  Earnings,  Three  Months  ended
        November 30, 1995 and 1994 (Unaudited), and Years ended August 31, 1995 and 1994

     Statements of Shareholders' Equity, Three Months ended
         November 30, 1995 (Unaudited), and Years ended August
         31, 1995 and 1994

     Statements of Cash Flows,  Three  Months  ended
        November 30, 1995 and 1994 (Unaudited), and Years ended August 31, 1995 and 1994

     Notes to Financial Statements

Independent Auditors' Report


The Board of Directors
Sequoia Computer Corporation:


We have audited the accompanying balance sheets of Sequoia Computer Corporation (the Company), dba Sequoia Data Corporation, as of August 31, 1995 and 1994, and the related statements of earnings, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 12 to these financial statements, the Company is expected to merge with TMS, Inc., a publicly held computer software company, early in the Company's fiscal 1996, subject to negotiation and execution of a definitive agreement between the two companies.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sequoia Computer Corporation as of August 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Notes 3 and 9 to the financial statements, in 1994 the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.


                                               KPMG Peat Marwick LLP

San Jose, California
October 6, 1995

                          SEQUOIA COMPUTER CORPORATION
                         (dba Sequoia Data Corporation)

                                 Balance Sheets

                 November 30, 1995, and August 31, 1995 and 1994


                                                              November 30,             August 31,
                                                                  1995              1995        1994
                         Assets                               ------------         ------       -----
                         ------                               (Unaudited)
Current assets:
  Cash and cash equivalents                                   $ 376,347            290,049     45,075
  Short-term investments                                          4,673              4,673     84,673
  Trade accounts receivable, net of allowance for
    returns and doubtful accounts of $32,359 at
    November 30, 1995, and $35,133 and $64,799
    at August 31, 1995 and 1994, respectively                   199,941            230,979     85,590
  Other receivables                                                -                 1,073      8,102
  Prepaid expenses                                               11,401              7,953        -
  Deferred income taxes                                          18,512             27,623    134,704
                                                               --------           --------    -------

         Total current assets                                   610,874            562,350    358,144

Property and equipment, net                                      38,412             36,333     29,045
Capitalized software development costs, net                     160,417            134,578     48,336
Patent costs                                                     17,814             17,569      9,766
                                                               --------           --------    -------

                                                              $ 827,517            750,830    445,291
                                                               ========           ========    =======
          Liabilities and Shareholders' Equity
          ------------------------------------

Current liabilities:
  Accounts payable                                            $  55,574             29,292      9,852
  Commissions payable                                            28,153             22,461     17,938
  Other accrued liabilities                                      29,562             12,217      1,587
                                                               --------           --------    -------

        Total current liabilities                               113,289             63,970     29,377
                                                               --------           --------    -------
Deferred income taxes                                            68,204             63,204     25,783
                                                               --------           --------    -------

Shareholders' equity:
Series A preferred stock, no par value; 10,000,000
  shares authorized; no shares issued and outstanding
  as of November 30, 1995, and 70,000 shares issued and
  outstanding as of August 31, 1995 and 1994                        -              105,000    105,000
Common stock, no par value; 20,000,000 shares
  authorized; 1,284,180 issued and outstanding
  as of November 30, 1995, and 1,214,180 and
  1,200,180 shares issued and outstanding as of
  August 31, 1995 and 1994, respectively                       632,086             527,086    506,086
Accumulated earnings (deficit)                                  13,938              (8,430)  (220,955)
                                                              --------            --------   --------

        Total shareholders' equity                             646,024             623,656    390,131

Commitments and contingencies (note 10)                       --------            --------    -------

                                                             $ 827,517             750,830    445,291
                                                              ========             =======    =======


See accompanying notes to financial statements.

                          SEQUOIA COMPUTER CORPORATION
                         (dba Sequoia Data Corporation)

                             Statements of Earnings

                 Three Months ended November 30, 1995 and 1994,
                    and Years ended August 31, 1995 and 1994


                                                          Three Months ended                        Years ended
                                                             November 30,                            August 31,
                                                             -------------                          -----------
                                                        1995               1994                1995               1994
                                                        ----               ----                ----               ----
                                                              (Unaudited)
Net sales                                           $ 303,140             206,239            988,949             535,323

Cost of sales                                          26,931               9,343             54,828              52,639
                                                     --------            --------           --------            --------

          Gross profit                                276,209             196,896            934,121             482,684
                                                      -------            --------           --------            --------

Operating expenses:
    General and administrative                        130,698              51,452            278,728             207,603
    Sales and marketing                               112,770              60,784            306,753             160,469
                                                      -------            --------            -------             -------

          Operating expenses                          243,468             112,236            585,481             368,072
                                                      -------            --------            -------             -------

          Earnings from operations                     32,741              84,660            348,640             114,612
                                                     --------            --------            -------             -------

Other income (expense)                                    370               1,032               (384)              2,733

Interest income                                         4,168               1,595              9,570               2,140
                                                     --------            --------           --------            --------

          Total other income                            4,538               2,627              9,186               4,873
                                                     --------            --------           --------            --------

          Earnings before income tax
              provision and cumulative
              effect of change in accounting
              principle                                37,279              87,287            357,826             119,485

Provision for income taxes                             14,911              35,445            145,301              49,591
                                                     --------            --------            -------             -------

          Earnings before cumulative effect
              of change in accounting
              principle                                22,368              51,842            212,525              69,894

Cumulative effect of change in accounting
    principle                                            -                   -                 -                 157,768
                                                    ---------           ---------           --------             -------

          Net earnings                             $   22,368              51,842            212,525             227,662
                                                    =========           =========           ========             =======



See accompanying notes to financial statements.

                          SEQUOIA COMPUTER CORPORATION
                         (dba Sequoia Data Corporation)

                       Statements of Shareholders' Equity

                    Three Months ended November 30, 1995, and
                      Years ended August 31, 1995 and 1994


                                                                                         Years ended August 31,
                                              Three Months ended                        ------------------------
                                              November 30, 1995                    1995                          1994
                                             -------------------                   ----                          ----
                                            Shares         Amount         Shares         Amount         Shares         Amount
                                            ------         ------         ------         ------         ------         ------
                                                 (Unaudited)
Preferred stock:
  Balance, beginning of period               70,000      $ 105,000         70,000     $   105,000         70,000     $  105,000
  Conversion of preferred shares to
    common shares                           (70,000)      (105,000)           -               -              -            -
                                         -----------      ---------     ---------      ----------      ---------       --------
  Balance, end of period                        -              -           70,000        105,000          70,000        105,000
                                         ===========      ---------     =========      ----------      =========       --------
Common stock:
  Balance, beginning of period            1,214,180        527,086      1,200,180        506,086       1,198,780        505,142
  Exercise of stock options                     -              -           14,000         21,000           1,400            944
  Conversion of preferred shares to
    common shares                            70,000        105,000            -               -              -            -
                                         -----------      ---------     ---------       ---------     ----------       --------

      Balance, end of period              1,284,180        632,086      1,214,180        527,086       1,200,180        506,086
                                         ===========      ---------     =========       ---------      =========       --------

Accumulated earnings (deficit):
  Balance, beginning of period                              (8,430)                     (220,955)                      (448,617)
  Net earnings                                              22,368                       212,525                        227,662
                                                          ---------                     ---------                      --------

  Balance, end of period                                    13,938                        (8,430)                      (220,955)
                                                          ---------                     ---------                      --------

     Total shareholders' equity                         $  646,024                    $  623,656                      $ 390,131
                                                         =========                     =========                       ========



See accompanying notes to financial statements.

                          SEQUOIA COMPUTER CORPORATION
                         (dba Sequoia Data Corporation)

                            Statements of Cash Flows

                 Three Months ended November 30, 1995 and 1994,
                    and Years ended August 31, 1995 and 1994


                                                                 Three Months ended                    Years ended
                                                                    November 30,                        August, 31
                                                                   --------------                      -----------
                                                                1995             1994             1995             1994
                                                                ----             ----             ----             ----
                                                                     (Unaudited)
Cash flows from operating activities:
   Net earnings                                            $   22,368           51,842           212,525          227,662
   Adjustments to reconcile net earnings to net cash
     provided by operating activities:
       Depreciation and amortization                           14,315            5,328            37,611           15,712
       Realized loss from sale of short-term investments        -                -                 1,957          -
       Cumulative effect of change in accounting
         principle                                              -                -                 -             (157,768)
       Deferred income taxes                                   14,111           35,445           144,501           48,791
       Issuance of common stock under options in
         exchange for services rendered                         -                -                 9,000          -
       Changes in operating assets and liabilities:
         Trade accounts receivable, net                        31,038          (72,553)         (145,389)           4,326
         Other receivables                                      1,073           (4,057)            7,028           (1,219)
         Prepaid expenses and other current assets             (3,448)           -                (7,953)           2,043
         Accounts payable                                      26,282           (3,485)           19,440           (1,907)
         Commissions payable                                    5,692            3,773             4,523            7,719
         Deferred revenue                                       -                -                 -              (23,900)
         Other accrued liabilities                             17,345           (1,098)           10,630          (12,829)
                                                             --------         --------         ---------        ---------

              Net cash provided by operating activities       128,776           15,195           293,873          108,630
                                                             --------         --------          --------         --------

Cash flows from investing activities:
   Capital expenditures                                        (8,374)          (1,179)          (18,352)         (11,969)
   Proceeds from sale of property and equipment                 3,635            -                 -                 -
   Purchase of short-term investments                           -                -                 -              (84,673)
   Proceeds from the sale of short-term investments             -                -                78,043             -
   Additions to software development costs                    (37,494)         (39,889)         (112,787)         (52,606)
   Additions to patent costs                                     (245)           -                (7,803)            -
                                                             --------         ---------         --------         --------

                Net cash used in investing activities         (42,478)         (41,068)          (60,899)        (149,248)
                                                             --------         --------          --------         --------

Cash flows provided by financing activities - proceeds
   from issuance of common stock                                -                -                12,000              944
                                                             --------         --------          --------         --------

Net increase (decrease) in cash and cash equivalents           86,298          (25,873)          244,974          (39,674)

Cash and cash equivalents at beginning of period              290,049           45,075            45,075           84,749
                                                             --------         --------          --------         --------

Cash and cash equivalents at end of period                  $ 376,347           19,202           290,049           45,075
                                                             ========         ========          ========         ========

Supplemental disclosure of cash flow information:
   Cash paid during the period for income taxes             $     800              800             1,268              800
                                                             ========         ========          ========         ========


See accompanying notes to financial statements.

                          SEQUOIA COMPUTER CORPORATION
                         (dba Sequoia Data Corporation)

                          Notes to Financial Statements

                   November 30, 1995 and 1994 (Unaudited), and
                            August 31, 1995 and 1994


(1)  Description of Company

     Sequoia Computer Corporation (the Company), dba Sequoia Data Corporation, was incorporated in the state of California in 1987. The Company develops and markets innovative software products in the document image processing, image enhancement, forms processing, and data entry industries. The Company's products include ScanFix, FormFix, and GrayFix software tool kits.

(2)  Unaudited Financial Information

     The unaudited interim financial statements as of November 30, 1995, and for the three-month periods ended November 30, 1995 and 1994, reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of financial position, results of operations and cash flows. All adjustments are normal and recurring. The financial information for the interim periods may not necessarily be indicative of the results expected for the year.

(3)  Summary of Significant Accounting Policies

     Revenue Recognition

     Revenue is recognized at the time of shipment, net of allowances for estimated future product returns. The Company's obligations after the point of sale are insignificant. Costs relating to any post sale obligations are therefore expensed as incurred.

     Cash and Cash Equivalents

     Cash and cash equivalents consist primarily of highly liquid money market accounts carried at cost plus accrued interest, which approximates market value. All cash equivalents have maturities of less than three months at the time of purchase.

     Short-Term Investments

     The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, for investments held as of September 1, 1994. Under the provisions of SFAS No. 115, the Company has classified its investments as "available-for-sale." Such investments are recorded at fair value and unrealized gains and losses, if material, are reported as a separate component of equity until realized. The cost of securities sold is based upon the specific identification method. There was no cumulative effect on earnings as a result of the adoption of SFAS No. 115.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years.

     Capitalized Software Development Costs

     The Company capitalizes software development costs after the technological feasibility of the product has been established in accordance with SFAS No. 86, Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed. Such costs are amortized using the straight-line method over the estimated economic life of the product, which is generally two years from the date of product release. The amortization expense was $11,655 and $2,562 for each of the three months ended November 30, 1995 and 1994, respectively, and $26,545 and $4,270 for each of the years ended August 31, 1995 and 1994, respectively. This amortization approximates or is greater than that which would be determined using the ratio of current product revenue to the total anticipated product revenue. The Company periodically evaluates unamortized capitalized software costs to determine that such costs are recoverable.

     Income Taxes

     Effective September 1, 1993, the Company adopted the provisions of SFAS No. 109, Accounting for Income Taxes, and has reported the cumulative effect of that change in the method of accounting for income taxes in the accompanying 1994 statement of earnings. SFAS No. 109 prescribes an asset and liability approach that results in the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS No. 109 generally considers all expected future events other than future enactment's of changes in tax laws or rates.

     Patent Costs

     Patent costs are comprised of capitalized costs associated with obtaining patent rights for certain software products. Such costs will be amortized over the useful life of the patents on the straight-line method once the patents have been obtained.

(4)  Property and Equipment

     Property and equipment consisted of the following as of November 30 and August 31:

                                                                August 31,
                                           November 30,     ----------------
                                              1995          1995        1994
                                              ----          ----        ----
                                           (Unaudited)
   Furniture and fixtures                    $ 39,170      39,170      35,333
   Computer equipment and software             97,521      89,147      74,631
   Motor vehicles                                 -        10,386      10,386
                                              -------     -------     -------
                                              136,691     138,703     120,350

   Less accumulated depreciation               98,279     102,370      91,305
                                              -------     -------     -------
                                             $ 38,412      36,333      29,045
                                              =======     =======     =======

(5) Short-Term Investments

     Short-term investments consisted of the following as of November 30 and August 31:

                                                            August 31,
                                  November 30,          ----------------
                                     1995               1995        1994
                                     ----               ----        ----
                                  (Unaudited)
  Corporate bond                    $4,673             4,673        4,673
  Government bond mutual fund          --                --        80,000
                                     -----             -----       ------
                                    $4,673             4,673       84,673
                                     =====             =====       ======

     The values of the short-term investments included in the accompanying balance sheets as of November 30, 1995, and August 31, 1995 and 1994 are at cost and approximate fair value. During December 1994, the Company sold its investment in a government bond mutual fund for a realized loss of $1,957.

     The cost and estimated fair value of available-for-sale investments as of November 30, 1995, and August 31, 1995, by contractual maturity, was as follows:

                                                                 Estimated
                                                  Cost           Fair Value
                                                  ----           ----------
     Corporate bond maturing in 2005             $4,673             4,673
                                                  =====             =====

(6)  Shareholders' Equity

     At the discretion of the Board of Directors, the Company grants incentive options to employees, including officers and directors, and warrants to nonemployees (collectively referred to as options). Options become exercisable at such times and under such conditions as determined by the Board of Directors at the date of grant. To date, all options have been issued with an exercise price no less than the fair value at the date of grant. The fair value of the Company's stock is determined by the Board of Directors. As of November 30, 1995, and August 31, 1995, 578,656 options were outstanding of which 444,656 were vested, and as of August 31, 1994, 564,020 options were outstanding of which 499,020 were vested.

     Activity associated with the Company's stock options for the years ended August 31, 1995 and 1994 is as follows:

                                                Options            Price
                                              outstanding        per share
                                              -----------        ---------
     Balance as of August 31, 1993              437,670         $.15 -- 1.50

     Options granted                            136,750                 1.50
     Options exercised                           (1,400)                 .67
     Options expired or canceled                 (9,000)                1.25
                                                --------        ------------

     Balance as of August 31, 1994              564,020          .15 -- 1.50

     Options granted                            122,480                 1.50
     Options exercised                          (14,000)                1.50
     Options expired or canceled                (93,844)         .90 -- 1.25
                                                --------        ------------
     Balance as of August 31, 1995, and
     November 30, 1995                          578,656          .15 -- 1.50
                                                ========

     There was no activity for the three months ended November 30, 1995.

(7)  Preferred Stock

     Each share of Series A preferred stock is convertible at the option of the shareholder at a rate of one share of common stock for one share of Series A preferred stock. Preferred stock would be automatically converted by the Company to common stock on the occurrence of any major event.

     In addition, preferred stock shareholders have preference over common stock shareholders in a liquidation, and would receive the first 15 cents per share of any dividend announced by the Company, on a noncumulative basis. To date, no dividends have been announced by the Company.

     During the three months ended November 30, 1995, the preferred stock was converted to common stock.

(8)  Retirement Savings Plan

     The Company has established a retirement savings plan that is available to all employees with a minimum of five years of service. Employees may elect to contribute up to 15% of their annual salary, subject to special limitations imposed by the Internal Revenue Service. The Company made no contributions to the plan for the three months ended November 30, 1995 and 1994, or for the years ended August 31, 1995 and 1994.

(9)  Income Taxes

     As discussed in Note 3, the Company adopted SFAS No. 109 as of September 1, 1993. The cumulative effect of this change in accounting for income taxes of $157,768 was determined as of September 1, 1993, and is reported separately in the accompanying statement of earnings for the year ended August 31, 1994.

     Income tax expense for the years ended August 31, 1995 and 1994 consisted of:

                                    1995                 1994
                                    ----                 ----
         Current:
            Federal            $      --                   --
            State                    800                  800
                                --------               ------
                                     800                  800

         Deferred:
           Federal               110,892               37,600
           State                  33,609               11,191
                                --------               ------
                                 144,501               48,791
                                --------               ------
                               $ 145,301               49,591
                                ========               ======

     As of August 31, 1995, the Company has federal net operating loss carryforwards of approximately $273,000, which expire in the years 2005 through 2008.

     The state of California allows 50% of net operating losses incurred to be carried forward for five years. Accordingly, the Company has a net operating loss carryforward for state tax purposes of approximately $32,000 as of August 31, 1995. The carryforward expires in the year 1998.

     The Internal Revenue Code of 1986 and the California Conformity Act of 1987 substantially restrict the ability of a corporation to utilize existing net operating losses in the event of an "ownership change" of the Company, as defined.

     The tax effect of differences that give rise to significant portions of deferred tax assets and liabilities are presented below:



                                                                    1995            1994
                                                                    ----            ----
Deferred asset:
  Deferred state taxes                                          $    9,552           --
  Net operating loss carryover                                      95,864        162,566
                                                                 ---------        -------

                                                                   105,416        162,566
Less valuation allowance                                              --             --
                                                                 ---------        -------
  Net deferred asset                                               105,416        162,566
                                                                 ---------        -------
Deferred tax liability:
  Cash method of accounting employed for tax purposes              (77,792)        (25,986)
  Software development expenses capitalized for book purposes      (63,204)        (25,783)
  Deferred state taxes                                                --              --
                                                                  --------         -------
Net deferred liability                                            (140,996)        (53,645)
                                                                   -------         -------
Net deferred asset (liability)                                   $ (35,580)        108,921
                                                                  =========        =======


     The Company believes that it is more likely than not that the results of future operations will generate significant taxable earnings to realize the deferred tax asset, thus, no valuation allowance has been provided.

     The difference between the effective income tax rate and the federal statutory rate of 34% is as follows:

                                                   1995            1994
                                                   ----            ----
     Statutory federal income tax rate          $121,661         40,625
     State tax, net of federal benefit            22,710          7,914
     Other                                           930          1,052
                                                 -------         ------
                                                $145,301         49,591
                                                 =======         ======

(10) Commitments and Contingencies

     The Company leases office space for its headquarters facility. The lease term expires on June 1, 1996 with an option to renew for an additional 25 months. The minimum future commitment under this lease is approximately $17,000. Rental expense amounted to approximately $8,347 and $4,620 for the three months ended November 30, 1995 and 1994, respectively, and $22,266 and $18,840 for the years ended August 31, 1995 and 1994, respectively.

     In the normal course of business, the Company is from time to time involved in various asserted and unasserted claims. In the opinion of management, the ultimate disposition of such matters will not have a material effect on the Company's financial position or future results of operations.

(11) Export Sales

     Information regarding the Company's operations by geographic area as of and for the years ended August 31, 1995 and 1994, follows:

                                               1995           1994
                                               ----           ----
  Revenues:
      United States                       $ 778,227         444,441
      Europe (export sales)                 135,456          35,201
      Asia/austrialia (export sales)         39,624          31,470
      Other (export sales)                   35,642          24,211
                                            -------         -------
                                          $ 988,949         535,323
                                            =======         =======

  Accounts receivable (gross):
     United States                          221,453         129,748
     Europe                                  26,032           8,286
     Asia/Australia                           4,151           4,400
     Other                                   14,476           7,955
                                            -------         -------
                                          $ 266,112         150,389
                                            =======         =======

(12) Subsequent Events

     On September 6, 1995, the Company entered into a Letter of Intent for a plan of merger with TMS, Inc. (TMS), a publicly held computer software company. On September 21, 1995, the Company and TMS agreed to amend the Letter of Intent for changes in the number of TMS shares to be issued for all of the issued and outstanding shares of the Company's common stock. Under the amended Letter of Initent, TMS will issue a maximum of 5,000,000 shares of its common stock in exchange for all outstanding shares of the Company's common stock. In addition, holders of the Company's common stock options at the time of the merger will receive TMS common stock options of corresponding value. The Company anticipates that the merger will be consummated during the first quarter of the Company's fiscal 1996 and will be accounted for using the pooling-of-interests method. Consummation of the merger is subject to several conditions, including negotiation and execution of a definitive agreement.

     In addition, in anticipation of the merger, the holders of all of the preferred stock converted their holdings to common stock in October at the rate of one share of common stock for one share of preferred stock, as outlined in Note 7.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     Set forth on the following pages is certain unaudited pro forma combined financial information with respect to the Merger, including an unaudited pro forma combined balance sheet as of November 30, 1995 and unaudited pro forma combined statements of operations for the three months ended November 30, 1995 and for the years ended August 31, 1995, 1994 and 1993. The pro forma combined balance sheet has been prepared on the basis that the Merger occurred on November 30, 1995. The pro forma combined statements of operations have been prepared on the basis that the Merger occurred at the beginning of the earliest period presented. The Merger is expected to qualify as a "pooling-of-interests" for accounting and financial reporting, and has been structured to qualify as a tax free reorganization. The unaudited pro forma combined financial statements should be read in conjunction with the notes thereto. The pro forma combined results of operations are not necessarily indicative of future operations of TMS or results that actually would have occurred had the Merger been effected on the dates indicated.


TMS, INC.
UNAUDITED PRO FORMA
COMBINED BALANCE SHEET
NOVEMBER 30, 1995

                                                                                                                TMS/Sequoia
                                                        TMS            Sequoia          Pro Forma                  Merger
                      Assets                         Historical       Historical       Adjustments               Pro Forma
                      ------                         ----------       ----------       -----------               ----------
Current Assets:
  Cash and cash equivalents                           $140,915          376,347              ---                  517,262
  Short-term investments                                   ---            4,673              ---                    4,673
  Trade accounts receivable                          1,027,431          232,300              ---                1,259,731
  Allowance for returns and doubtful accounts          (65,370)         (32,359)             ---                  (97,729)
  Contract service work in process                     112,495              ---              ---                  112,495
  Deferred income taxes                                180,000           18,512              ---                  198,512
  Prepaid expenses and other current assets             79,774           11,401              ---                   91,175
                                                    ----------         --------          ---------             ----------
    Total current assets                             1,475,245          610,874              ---                2,086,119
                                                    ----------         --------          ---------             ----------

Property and equipment                               2,034,552          136,690              ---                2,171,242
  Less accumulated depreciation
      and amortization                                (621,603)         (98,278)             ---                 (719,881)
                                                    ----------         --------          ---------             ----------

      Net property and equipment                     1,412,949           38,412              ---                1,451,361
                                                    ----------         --------          ---------             ----------

Other assets:
  Capitalized software development costs, net          259,827          160,417              ---                  420,244
  Deferred income taxes                                140,000              ---           (68,204) /(2)/           71,796
  Other assets                                          13,259           17,814              ---                   31,073
                                                    ----------         --------          ---------             ----------

    Total other assets                                 413,086          178,231           (68,204)                523,113
                                                    ----------         --------          ---------             ----------

Total assets                                        $3,301,280          827,517           (68,204)              4,060,593
                                                    ==========         ========           ========             ==========

    Liabilities and Shareholders' Equity
    ------------------------------------

Current liabilities:
  Current installments of long-term debt                18,294              ---              ---                   18,294
  Accounts payable                                     190,418           55,574             50,000 /(3)/          295,992
  Accrued payroll and commissions                      215,341           45,257              ---                  260,598
  Other liabilities                                     15,250           12,458              ---                   27,708
  Deferred revenue                                      69,559              ---              ---                   69,559
                                                    ----------         --------         ----------             ----------

    Total current liabilities                          508,862          113,289             50,000                672,151

Long-term debt, net of current installments            371,528              ---              ---                  371,528
Deferred income taxes                                      ---           68,204            (68,204) /(2)/             ---
                                                    -----------        --------           --------             ----------

    Total liabilities                                  880,390          181,493           (18,204)              1,043,679
                                                    ----------         --------          --------              ----------

Shareholders' Equity
  Common stock                                         423,925          632,086          (449,924) /(1)/          606,087
  Additional paid-in capital                        10,554,932              ---           449,924  /(1)/       11,004,856
  Unamortized deferred compensation                     (3,034)             ---              ---                   (3,034)
  Accumulated (deficit) earnings                    (8,554,933)          13,938           (50,000) /(3)/       (8,590,995)
                                                    ----------         --------          --------              ----------
    Total shareholders' equity                       2,420,890          646,024           (50,000)              3,016,914

                                                    $3,301,280          827,517           (68,204)              4,060,593
                                                    ==========         ========          ========               ==========


See accompanying notes to the unaudited pro forma combined financial statements.


TMS, INC.
UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
THREE MONTHS ENDED NOVEMBER 30, 1995

                                                                                                                 TMS/Sequoia
                                                           TMS              Sequoia              ProForma           Merger
                                                       Historical          Historical           Adjustments       Pro Forma
                                                       ----------          ----------           -----------       ----------
Revenue:
  Software development and document
    conversion services                                 $486,504                ---                  ---             486,504
  Licensing and royalties                                813,804            303,140                  ---           1,116,944
                                                       ---------          ---------           ---------------     ----------

                                                       1,300,308            303,140                  ---           1,603,448
                                                       ---------          ---------           ---------------     ----------
Operating costs and expenses:
  Software development and document
    conversion services                                  375,056                ---                  ---             375,056
  Selling, general and administrative                    651,423            270,399                  ---             921,822
  Research and development                               138,149                ---                  ---             138,149
                                                       ---------          ---------           ---------------     ----------


                                                       1,164,628            270,399                  ---           1,435,027
                                                      ----------          ---------           ---------------     ----------

Operating income                                         135,680             32,741                  ---             168,421

Other income (expense):
  Interest income                                          3,063              4,168                  ---               7,231
  Interest expense                                        (9,887)               ---                  ---              (9,887)
  Other, net                                              25,134                370                  ---              25,504
                                                      ----------          ---------           ---------------     ----------

Income before income taxes                               153,990             37,279                  ---             191,269

Income tax expense                                           ---            (14,911)                 ---             (14,911)
                                                      ----------          ---------           ---------------     ----------


Net income                                              $153,990             22,368                  ---             176,358
                                                      ==========          =========           ===============     ==========

Net income per common and common
  equivalent share                                         $0.02               0.02                                     0.01
                                                      ==========          =========                               ==========

Weighted average common and common
  equivalent shares                                    9,384,300          1,342,056                               13,673,727 /(5)/
                                                      ==========          =========                               ==========




See accompanying notes to the unaudited pro forma combined financial statements.


TMS, INC.
UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
YEAR ENDED AUGUST 31, 1995
                                                                                                                  1995
                                                                                                              TMS/Sequoia
                                                          TMS              Sequoia          Pro Forma            Merger
                                                       Historical        Historical        Adjustments         Pro Forma
                                                       ----------        ----------        -----------         ----------
Revenue:
  Software development and document
    conversion services                                $1,889,672               ---             ---            1,889,672
  Licensing and royalties                               2,331,448           988,949             ---            3,320,397
                                                        ---------           -------         -------          -----------

                                                        4,221,120           988,949             ---            5,210,069
                                                        ---------           -------         -------          -----------
Operating costs and expenses:
  Software development and document
    conversion services                                 1,109,253               ---             ---            1,109,253
  Selling, general and administrative                   2,205,511           640,309             ---            2,845,820
  Research and development                                470,559               ---             ---              470,559
                                                        ---------          --------         -------          -----------

                                                        3,785,323           640,309             ---            4,425,632
                                                        ---------          --------         -------          -----------

Operating income                                          435,797           348,640             ---              784,437

Other income (expense):
  Interest income                                           4,837             9,570             ---               14,407
  Interest expense                                        (11,305)              ---             ---              (11,305)
  Other, net                                               26,312              (384)            ---               25,928
                                                        ---------          --------         -------          -----------

Income before income taxes                                455,641           357,826             ---              813,467

Income tax benefit (expense)                              315,840          (145,301)            ---              170,539
                                                        ---------          --------         -------          -----------

Net income                                             $  771,481           212,525             ---              984,006
                                                        =========          ========         ========         ===========

Net income per common and common
  equivalent share                                     $     0.08              0.16                                 0.08
                                                        =========          ========                          ===========

Weighted average common and common
  equivalent shares                                     9,188,351         1,343,739                           13,105,194 /(5)/
                                                        =========         =========                          ===========





See accompanying notes to the unaudited pro forma combined financial statements.


TMS, INC.
UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
YEAR ENDED AUGUST 31, 1994
                                                                                                                   1994
                                                                                                                TMS/Sequoia
                                                            TMS             Sequoia           Pro Forma           Merger
                                                         Historical       Historical         Adjustments         Pro Forma
                                                         ----------       ----------         -----------        -----------
Revenue:
  Software development and document
    conversion services                                $   1,216,935             ---                ---          1,216,935
  Licensing and royalties                                  2,219,826         535,323                ---          2,755,149
                                                           ---------         -------           --------          ---------
                                                           3,436,761         535,323                ---          3,972,084
                                                           ---------         -------           --------          ---------
Operating costs and expenses:
  Software development and document
    conversion services                                      721,826             ---                ---            721,826
  Selling, general and administrative                      1,903,706         420,711                ---          2,324,417
  Research and development                                   471,462             ---                ---            471,462
                                                           ---------         -------           --------          ---------

                                                           3,096,994         420,711                ---          3,517,705
                                                           ---------         -------           --------          ---------

Operating income                                             339,767         114,612                ---            454,379

Other income (expense):
  Interest income                                              4,424           2,140                ---              6,564
  Interest expense                                            (1,075)            ---                ---             (1,075)
  Other, net                                                   9,205           2,733                ---             11,938
                                                           ---------        --------           --------          ---------

Income before income taxes                                   352,321         119,485                ---            471,806

Income tax expense                                            (1,700)        (49,591)               ---            (51,291)
                                                           ---------        ---------          --------          ---------

Net income                                                $  350,621          69,894 /(4)/          ---            420,515
                                                           =========        =========          ========          =========

Net income per common and
 common equivalent share                                  $     0.04            0.05                                  0.03
                                                           =========        ========                            ===========

Weighted average common and common
  equivalent shares                                        9,012,191       1,347,652                            12,768,824 /(5)/
                                                           =========       =========                            ==========





See accompanying notes to the unaudited pro forma combined financial statements.


TMS, INC.
UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
YEAR ENDED AUGUST 31, 1993
                                                                                                                    1993
                                                                                                                TMS/Sequoia
                                                            TMS            Sequoia           Pro Forma             Merger
                                                         Historical       Historical        Adjustments          Pro Forma
                                                         ----------       ----------        -----------          ---------
  Revenue:
  Software development and document
    conversion services                                $     422,815              ---              ---            422,815
  Licensing and royalties                                  2,378,050          300,621              ---          2,678,671
                                                           ---------          -------          -------         ----------

                                                           2,800,865          300,621              ---          3,101,486
                                                           ---------          -------          -------         ----------
Operating costs and expenses:
  Software development and document
    conversion services                                      277,624              ---              ---            277,624
  Selling, general and administrative                      1,570,134          313,180              ---          1,883,314
  Research and development                                   513,597              ---              ---            513,597
                                                           ---------          -------          -------          ---------

                                                           2,361,355          313,180              ---          2,674,535
                                                           ---------          -------          -------         ----------

Operating income (loss)                                       439,510         (12,559)             ---            426,951

Other income (expense):
  Interest income                                              6,452              978              ---              7,430
  Interest expense                                           (22,339)             ---              ---            (22,339)
  Other, net                                                  10,430            1,182              ---             11,612
                                                           ---------         --------          -------          ---------

Income (loss) before income taxes                            434,053          (10,399)             ---            423,654

Income tax (expense) benefit                                  (4,000)           4,160              ---                160
                                                           ---------         --------          -------          ---------

Net income (loss)                                         $  430,053           (6,239)             ---            423,814
                                                           =========         ========          =======          =========

Net income (loss) per common and
 common equivalent share                                  $     0.05            (0.01)                               0.03
                                                           =========         =========                          =========

Weighted average common and common
  equivalent shares                                        9,093,162         1,198,780                         13,409,459 /(5)/
                                                           =========         =========                         ==========




See accompanying notes to the unaudited pro forma combined financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Adjustment reflects the exchange of Sequoia common shares at November 30, 1995 for 2.837 shares of TMS common shares, and the resulting increase in additional paid-in-capital. At November 30, 1995, after giving effect to the Merger, TMS would have had outstanding 12,121,730 common shares, par value, $.05. On November 30, 1995, TMS and Sequoia had 8,478,511 and 1,284,180 common shares outstanding, respectively.

(2) Adjustment reflects offset of TMS' non-current deferred tax asset by the amount of Sequoia's non-current deferred tax liability.

(3) Merger costs incurred of approximately $120,000 have been recognized in the pro forma combined statement of operations for the three months ended
     November 30, 1995. Additional merger costs estimated at approximately $30,000 to $50,000 will be charged to operations as incurred. The pro forma combined balance sheet gives effect to $50,000 of such expenses as if they had been incurred as of November 30, 1995.

(4) Sequoia adopted Statement of Financial Accounting Standards No. 109 (SFAS No. 109), Accounting for Income Taxes, as of September 1, 1993, and recorded the cumulative effect of the accounting change in its 1994
     Statement of Operations. The cumulative effect of the accounting change ($157,768) has been excluded from the 1994 unaudited pro forma combined statement of operations.

(5) In calculating the pro forma weighted average common and common equivalent shares, the 2.837 exchange ratio was applied to the Sequoia stock options and the exercise price was adjusted to 35.24% of the Sequoia exercise price. Dilutive effect of Sequoia stock options was determined by reference to market prices of TMS Common Stock.